REGISTRATION  NO.  333-13467







                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                               _________________





                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               _________________




                        			 ALLEN TELECOM INC.
            (Exact Name of Registrant as Specified in Its Charter)


                            25101 CHAGRIN BOULEVARD
                          BEACHWOOD, OHIO  44122-5619
                                (216) 765-5800
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive officer)




                             MCDARA P. FOLAN, III
                              ALLEN TELECOM INC.
                            25101 CHAGRIN BOULEVARD
                          BEACHWOOD, OHIO  44122-5619
                                (216) 765-5818
           (Name, Address, including zip code, and telephone number,
                  including area code, of agent for service)
                               _________________



                                   COPY TO:

                            MARY K. KRIGBAUM,  ESQ.
                                RUDNICK & WOLFE
                     203 NORTH LASALLE STREET, SUITE 1800
                            CHICAGO, ILLINOIS 60601
                                (312) 368-4000
                          (312) 236-7516 (TELECOPIER)

           CONTENTS OF THIS AMENDMENT TO THE REGISTRATION STATEMENT

This amendment to the registration statement consists of:

      (1)   facing sheet; and

      (2)   pages A-1 and A-2.

      Allen Telecom Inc. (the "Registrant"), in accordance with the representations set forth in Item 17. Undertakings, appearing in this registration statement, hereby removes from registered status under this registration statement, to the extent shown in the following tabulation, that number of shares of common stock, par value $1.00 per share, each of which includes one (1) Preferred Stock Purchase Right (the"Shares"), which exceeds the number of Shares that were sold during the period ended September 20, 1998:


   SHARES

      Initially registered                                       83,964
      Removed from registered status                             54,553
      Registered status retained                                 29,411

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on December 18, 1998.

                                          ALLEN TELECOM INC.


                                          By:   /S/ ROBERT A. YOUDELMAN
                                                Robert A. Youdelman,
                                                Executive  Vice  President and
								Chief
                                                Financial  Officer  (Principal
                                                Financial Officer)

      Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE      TITLE                                   DATE
Robert G. Paul*         Director, President and Chief          December 18, 1998
                        Executive Officer (Principal
                        Executive Officer)
Robert A. Youdelman*    Executive Vice President and Chief     December 18, 1998
                        Financial Officer (Principal
                        Financial Officer)
James L. LePorte*       Vice President, Treasurer and          December 18, 1998
                        Controller (Principal Accounting
                        Officer)
Philip Wm. Colburn*     Chairman of the Board and Director     December 18, 1998
William O. Hunt*        Director                               December 18, 1998
J. Chisholm Lyons*      Vice Chairman of the Board and         December 18, 1998
                        Director
John F. McNiff*         Director                               December 18, 1998
Charles W. Robinson*    Director                               December 18, 1998
William M. Weaver, Jr.* Director                               December 18, 1998




*By:  /S/ ROBERT A. YOUDELMAN
    Robert A. Youdelman
    Individually and as Attorney-in-Fact